News Release

Trustmark Corporation Announces First Quarter 2012 Financial Results
and Declares $0.23 Quarterly Cash Dividend

Jackson, Miss. – April 24, 2012 – Trustmark Corporation (NASDAQ:TRMK) announced net income available to common shareholders of $30.3 million in the first quarter of 2012, which represented diluted earnings per common share of $0.47, an increase of 23.7% compared to the prior quarter and 27.0% relative to figures one year earlier.  Trustmark’s performance during the first quarter of 2012 produced a return on average tangible common equity of 13.41% and a return on average assets of 1.25%.  Trustmark’s Board of Directors declared a quarterly cash dividend of $0.23 per common share payable June 15, 2012, to shareholders of record on June 1, 2012.

Gerard R. Host, President and CEO, stated, “Trustmark’s first quarter performance was a great start to the year.  Total revenue increased 7.3% to $130.7 million due in part to solid performance in our banking, mortgage banking and insurance businesses.  Credit quality continued to improve as evidenced by significantly lower net charge-offs and provisioning levels.  We enhanced franchise value through an in-market acquisition in the Florida Panhandle.  We also invested in a new fleet of state-of-the-art ATMs designed to enhance our competitive position.  Thanks to our dedicated associates, solid profitability and strong capital base, Trustmark remains well-positioned to continue meeting the needs of our customers and take advantage of opportunities to create value for our shareholders.”

Completion of Bay Bank Merger
•	Significantly enhanced presence in Florida Panhandle with addition of seven offices
•	Creates second largest deposit market share in Bay County, Florida
•	Seamless operational conversion

On March 16, 2012, Trustmark completed its previously announced merger with Bay Bank & Trust Co., Panama City, FL.  At acquisition date, the carrying values of loans and deposits acquired were $98.1 million and $208.8 million, respectively.  Earnings during the first quarter reflect a nonrecurring bargain purchase gain of $2.8 million which was partially offset by nonrecurring merger expenses of $1.6 million, net of taxes.  Collectively, the net impact of these two items increased net income in the first quarter by approximately $1.2 million, or approximately $0.02 per share.  Trustmark is pleased to provide an expanded array of banking and financial services to our newest customers in the Florida Panhandle.

Credit Quality
•	Net charge-offs totaled $1.9 million, or 0.13% of average loans
•	Allowance for loan losses represented 181.1% of nonperforming loans, excluding impaired loans
•	Nonperforming assets continued steady decline to $181.5 million

Trustmark continued to experience significant improvements in credit quality.  Nonperforming loans totaled $105.8 million at March 31, 2012, a decline of 4.2% from the prior quarter and 16.6% from the prior year.  Foreclosed other real estate experienced similar improvement, declining 4.2% from the prior quarter and 15.1% from levels one year earlier to total $75.7 million.  Collectively, nonperforming assets totaled $181.5 million at March 31, 2012, the lowest level in the last 11 quarters.  All of the above metrics exclude acquired loans and other real estate covered by FDIC loss-share agreements.

During the first quarter of 2012, net charge-offs totaled $1.9 million while the provision for loan losses totaled $3.3 million.  Allocation of Trustmark’s $90.9 million allowance for loan losses represented 1.97% of commercial loans and 0.75% of consumer and home mortgage loans, resulting in an allowance to total loans of 1.57% at March 31, 2012.  The allowance for loan losses represented 181.1% of nonperforming loans, excluding impaired loans.  All of the above metrics exclude acquired loans.

Capital Strength
•	Robust capital position provides strategic flexibility
•	Tangible common equity to tangible assets totaled 9.68%
•	Total risk-based capital ratio totaled 16.72%

Trustmark’s solid capital position reflects the consistent profitability of its diversified financial services businesses as well as prudent balance sheet management.  At March 31, 2012, tangible common equity totaled $931.6 million and represented 9.68% of tangible assets while the total risk-based capital ratio was 16.72%.  Trustmark’s strong capital base provides the opportunity to support organic loan growth in an improving economy as well as the flexibility to expand via acquisitions designed to enhance long-term shareholder value.

Balance Sheet Management
•	Average earning assets expand to $8.7 billion
•	Net interest income (FTE) totaled $90.6 million

Loans held for investment and acquired loans totaled $5.9 billion at March 31, 2012, an increase of $15.6 million from the prior quarter.  Excluding acquired loans, loan balances declined $82.7 million from the prior quarter.  The single family mortgage loan portfolio declined by $38.6 million.  Trustmark’s efforts to reduce exposure to construction and land development lending as well as the decision to discontinue indirect auto financing continued to be reflected in loan totals as these portfolios declined $8.6 million and $20.7 million, respectively.

During the first quarter of 2012, average earning assets increased $104.9 million, or 1.2%, relative to the prior quarter, to $8.7 billion.  The increase was attributable to growth in investment securities and acquired loans.   Average deposits increased $237.1 million, or 3.1%, relative to the prior quarter to total $7.8 billion, primarily due to seasonal growth in public deposits.

Prudent asset and liability management, including disciplined loan and deposit pricing, continued to produce solid net interest income and a strong net interest margin.  Net interest income (FTE) totaled $90.6 million during the first quarter, resulting in a net interest margin of 4.19%. In the fourth quarter, net interest income totaled $92.7 million and included $3.8 million of recovery and accretion resulting from improved cash flows on acquired loans.  Excluding this recovery and accretion, the net interest margin was 4.10% during the fourth quarter.  The nine basis point expansion in the net interest margin reflected decreased premium amortization in the investment portfolio, higher yields on acquired covered loans and modest declines in deposit costs which were offset in part by continued downward re-pricing of fixed rate assets.

Noninterest Income
•	Noninterest income totaled $43.8 million, representing 33.5% of total revenue
•	Mortgage, Insurance and Wealth Management income expand

Trustmark continued to achieve solid financial results from its diverse financial services businesses. Mortgage banking income during the first quarter totaled $7.3 million, an increase of $1.3 million from the prior quarter.  Performance in mortgage banking continued to reflect stable mortgage servicing income and increased secondary marketing gains of $1.8 million, which were partially offset by the increase in net hedge ineffectiveness of mortgage servicing rights of $687 thousand relative to the prior quarter.  During the first quarter, mortgage production totaled $414.8 million, down 1.5% from the prior period but up 61.9% from levels one year earlier.

Insurance revenue during the first quarter totaled $6.6 million, an increase of 8.7% from the prior quarter due to firming insurance rates as well as seasonal growth in group health programs.  Wealth management income increased 5.3% relative to the prior quarter to total $5.5 million due to growth in trust management and investment services.

Service charges on deposit accounts totaled $12.2 million in the first quarter, reflecting a seasonal decline from the prior quarter but a 2.6% increase from levels one year earlier.  Bank card income increased 3.5% from the prior quarter and 13.7% from the prior year to $7.4 million due in part to increased card usage and ATM fees.  Other miscellaneous income totaled $3.8 million in the first quarter and included the previously discussed $2.8 million bargain purchase gain related to the Bay Bank merger.

Noninterest Expense
•	Noninterest expense remained well-controlled
•	Efficiency ratio improved to 63.70%

Noninterest expense in the first quarter increased $2.8 million, or 3.3%, relative to the prior quarter to total $85.8 million.  The increase was principally attributable to nonrecurring acquisition expenses totaling approximately $2.6 million related to the Bay Bank merger.  Specifically, $1.9 million of one-time contract termination and other expenses is included in other expense and $672 thousand of change in control and severance expense is included in salaries and benefits.   Separately, ORE foreclosure expense increased $1.1 million relative to the prior quarter.  All discretionary expenses remained well-controlled.  Relative to figures one year earlier, noninterest expense increased $5.8 million, reflecting in part additional salary and benefit expense from the Heritage merger as well as $1.9 million in additional loan expense and the aforementioned $2.6 million in nonrecurring acquisition expenses related to the Bay Bank transaction.

ADDITIONAL INFORMATION
As previously announced, Trustmark will conduct a conference call with analysts on Wednesday, April 25, 2012, at 10:00 a.m. Central Time to discuss the Corporation’s financial results. Interested parties may listen to the conference call by dialing (877) 317-6789, passcode 10008303, or by clicking on the link provided under the Investor Relations section of our website at www.trustmark.com. A replay of the conference call will also be available through Thursday, May 10, 2012, in archived format at the same web address or by calling (877) 344-7529, passcode 10008303.

Trustmark is a financial services company providing banking and financial solutions through approximately 170 offices in Florida, Mississippi, Tennessee and Texas.

FORWARD-LOOKING STATEMENTS
Certain statements contained in this document constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “continue,” “could,” “future” or the negative of those terms or other words of similar meaning. You should read statements that contain these words carefully because they discuss our future expectations or state other “forward-looking” information. These forward-looking statements include, but are not limited to, statements relating to anticipated future operating and financial performance measures, including net interest margin, credit quality, business initiatives, growth opportunities and growth rates, among other things, and encompass any estimate, prediction, expectation, projection, opinion, anticipation, outlook or statement of belief included therein as well as the management assumptions underlying these forward-looking statements. You should be aware that the occurrence of the events described under the caption “Risk Factors” in Trustmark’s filings with the Securities and Exchange Commission in this report could have an adverse effect on our business, results of operations and financial condition. Should one or more of these risks materialize, or should any such underlying assumptions prove to be significantly different, actual results may vary significantly from those anticipated, estimated, projected or expected.

Risks that could cause actual results to differ materially from current expectations of Management include, but are not limited to, changes in the level of nonperforming assets and charge-offs, local, state and national economic and market conditions, including the extent and duration of the current volatility in the credit and financial markets, changes in our ability to measure the fair value of assets in our portfolio, material changes in the level and/or volatility of market interest rates, the performance and demand for the products and services we offer, including the level and timing of withdrawals from our deposit accounts, the costs and effects of litigation and of unexpected or adverse outcomes in such litigation, our ability to attract noninterest-bearing deposits and other low-cost funds, competition in loan and deposit pricing, as well as the entry of new competitors into our markets through de novo expansion and acquisitions, economic conditions and monetary and other governmental actions designed to address the level and volatility of interest rates and the volatility of securities, currency and other markets, the enactment of legislation and changes in existing regulations, or enforcement practices, or the adoption of new regulations, changes in accounting standards and practices, including changes in the interpretation of existing standards, that affect our consolidated financial statements, changes in consumer spending, borrowings and savings habits, technological changes, changes in the financial performance or condition of our borrowers, changes in our ability to control expenses, changes in our compensation and benefit plans, greater than expected costs or difficulties related to the integration of new products and lines of business, natural disasters, environmental disasters, acts of war or terrorism and other risks described in our filings with the Securities and Exchange Commission.

Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Except as required by law, we undertake no obligation to update or revise any of this information, whether as the result of new information, future events or developments or otherwise.

Trustmark Investor Contacts:
Louis E. Greer
Treasurer and
Principal Financial Officer
601-208-2310

F. Joseph Rein, Jr.
Senior Vice President
601-208-6898

Trustmark Media Contact:
Melanie A. Morgan
Senior Vice President
601-208-2979

TRUSTMARK CORPORATION AND SUBSIDIARIES CONSOLIDATED FINANCIAL INFORMATION March 31, 2012 ($ in thousands) (unaudited)

				Linked Quarter		Year over Year
QUARTERLY AVERAGE BALANCES	3/31/2012	12/31/2011	3/31/2011	$ Change	% Change	$ Change	% Change
Securities AFS-taxable	$2,327,572	$2,241,361	$2,050,502	$86,211	3.8%	$277,070	13.5%
Securities AFS-nontaxable	160,870	164,057	144,921	(3,187)	-1.9%	15,949	11.0%
Securities HTM-taxable	33,270	41,106	97,710	(7,836)	-19.1%	(64,440)	-66.0%
Securities HTM-nontaxable	21,598	22,664	27,099	(1,066)	-4.7%	(5,501)	-20.3%
Total securities	2,543,310	2,469,188	2,320,232	74,122	3.0%	223,078	9.6%
Loans (including loans held for sale)	6,014,133	5,999,221	6,107,025	14,912	0.2%	(92,892)	-1.5%
Acquired loans:
Noncovered loans	19,931	-	-	19,931	n/m	19,931	n/m
Covered loans	75,612	77,934	-	(2,322)	-3.0%	75,612	n/m
Fed funds sold and rev repos	9,568	10,516	8,359	(948)	-9.0%	1,209	14.5%
Other earning assets	34,102	34,859	47,851	(757)	-2.2%	(13,749)	-28.7%
Total earning assets	8,696,656	8,591,718	8,483,467	104,938	1.2%	213,189	2.5%
Allowance for loan losses	(92,062)	(90,857)	(96,065)	(1,205)	1.3%	4,003	-4.2%
Cash and due from banks	232,139	221,278	222,380	10,861	4.9%	9,759	4.4%
Other assets	918,273	914,468	899,524	3,805	0.4%	18,749	2.1%
Total assets	$9,755,006	$9,636,607	$9,509,306	$118,399	1.2%	$245,700	2.6%

Interest-bearing demand deposits	$1,545,045	$1,511,422	$1,465,390	$33,623	2.2%	$79,655	5.4%
Savings deposits	2,339,166	2,067,431	2,045,874	271,735	13.1%	293,292	14.3%
Time deposits less than $100,000	1,190,888	1,212,190	1,210,219	(21,302)	-1.8%	(19,331)	-1.6%
Time deposits of $100,000 or more	825,214	844,565	876,975	(19,351)	-2.3%	(51,761)	-5.9%
Total interest-bearing deposits	5,900,313	5,635,608	5,598,458	264,705	4.7%	301,855	5.4%
Fed funds purchased and repos	437,270	526,740	647,881	(89,470)	-17.0%	(210,611)	-32.5%
Short-term borrowings	84,797	141,600	254,451	(56,803)	-40.1%	(169,654)	-66.7%
Long-term FHLB advances	-	197	-	(197)	-100.0%	-	n/m
Subordinated notes	49,842	49,833	49,809	9	0.0%	33	0.1%
Junior subordinated debt securities	61,856	61,856	61,856	-	0.0%	-	0.0%
Total interest-bearing liabilities	6,534,078	6,415,834	6,612,455	118,244	1.8%	(78,377)	-1.2%
Noninterest-bearing deposits	1,869,758	1,897,398	1,620,554	(27,640)	-1.5%	249,204	15.4%
Other liabilities	122,668	100,274	116,399	22,394	22.3%	6,269	5.4%
Total liabilities	8,526,504	8,413,506	8,349,408	112,998	1.3%	177,096	2.1%
Shareholders' equity	1,228,502	1,223,101	1,159,898	5,401	0.4%	68,604	5.9%
Total liabilities and equity	$9,755,006	$9,636,607	$9,509,306	$118,399	1.2%	$245,700	2.6%

				Linked Quarter		Year over Year
PERIOD END BALANCES	3/31/2012	12/31/2011	3/31/2011	$ Change	% Change	$ Change	% Change
Cash and due from banks	$213,500	$202,625	$193,087	$10,875	5.4%	$20,413	10.6%
Fed funds sold and rev repos	6,301	9,258	1,726	(2,957)	-31.9%	4,575	n/m
Securities available for sale	2,595,664	2,468,993	2,309,704	126,671	5.1%	285,960	12.4%
Securities held to maturity	52,010	57,705	110,054	(5,695)	-9.9%	(58,044)	-52.7%
Loans held for sale (LHFS)	227,449	216,553	112,981	10,896	5.0%	114,468	n/m
Loans held for investment (LHFI)	5,774,753	5,857,484	5,964,089	(82,731)	-1.4%	(189,336)	-3.2%
Allowance for loan losses	(90,879)	(89,518)	(93,398)	(1,361)	1.5%	2,519	-2.7%
Net LHFI	5,683,874	5,767,966	5,870,691	(84,092)	-1.5%	(186,817)	-3.2%
Acquired loans:
Noncovered loans	100,669	-	-	100,669	n/m	100,669	n/m
Covered loans	74,419	76,804	-	(2,385)	-3.1%	74,419	n/m
Allowance for loan losses, acquired loans	(773)	(502)	-	(271)	54.0%	(773)	n/m
Net acquired loans	174,315	76,302	-	98,013	n/m	174,315	n/m
Net LHFI and acquired loans	5,858,189	5,844,268	5,870,691	13,921	0.2%	(12,502)	-0.2%
Premises and equipment, net	156,158	142,582	141,524	13,576	9.5%	14,634	10.3%
Mortgage servicing rights	45,893	43,274	53,598	2,619	6.1%	(7,705)	-14.4%
Goodwill	291,104	291,104	291,104	-	0.0%	-	0.0%
Identifiable intangible assets	18,821	14,076	15,532	4,745	33.7%	3,289	21.2%
Other real estate, excluding covered other real estate	75,742	79,053	89,198	(3,311)	-4.2%	(13,456)	-15.1%
Covered other real estate	5,824	6,331	-	(507)	-8.0%	5,824	n/m
FDIC indemnification asset	28,260	28,348	-	(88)	-0.3%	28,260	n/m
Other assets	356,678	322,837	325,263	33,841	10.5%	31,415	9.7%
Total assets	$9,931,593	$9,727,007	$9,514,462	$204,586	2.1%	$417,131	4.4%

Deposits:
Noninterest-bearing	$2,024,290	$2,033,442	$1,668,104	$(9,152)	-0.5%	$356,186	21.4%
Interest-bearing	6,066,456	5,532,921	5,758,170	533,535	9.6%	308,286	5.4%
Total deposits	8,090,746	7,566,363	7,426,274	524,383	6.9%	664,472	8.9%
Fed funds purchased and repos	254,878	604,500	550,919	(349,622)	-57.8%	(296,041)	-53.7%
Short-term borrowings	82,023	87,628	154,585	(5,605)	-6.4%	(72,562)	-46.9%
Subordinated notes	49,847	49,839	49,814	8	0.0%	33	0.1%
Junior subordinated debt securities	61,856	61,856	61,856	-	0.0%	-	0.0%
Other liabilities	150,723	141,784	110,785	8,939	6.3%	39,938	36.1%
Total liabilities	8,690,073	8,511,970	8,354,233	178,103	2.1%	335,840	4.0%
Common stock	13,494	13,364	13,333	130	1.0%	161	1.2%
Capital surplus	282,388	266,026	260,297	16,362	6.2%	22,091	8.5%
Retained earnings	944,101	932,526	898,222	11,575	1.2%	45,879	5.1%
Accum other comprehensive
income (loss), net of tax	1,537	3,121	(11,623)	(1,584)	-50.8%	13,160	n/m
Total shareholders' equity	1,241,520	1,215,037	1,160,229	26,483	2.2%	81,291	7.0%
Total liabilities and equity	$9,931,593	$9,727,007	$9,514,462	$204,586	2.1%	$417,131	4.4%

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES CONSOLIDATED FINANCIAL INFORMATION March 31, 2012 ($ in thousands except per share data) (unaudited)

	Quarter Ended			Linked Quarter		Year over Year
INCOME STATEMENTS	3/31/2012	12/31/2011	3/31/2011	$ Change	% Change	$ Change	% Change
Interest and fees on loans-FTE	$78,718	$82,230	$79,116	$(3,512)	-4.3%	$(398)	-0.5%
Interest on securities-taxable	18,384	17,362	19,992	1,022	5.9%	(1,608)	-8.0%
Interest on securities-tax exempt-FTE	2,102	2,133	2,128	(31)	-1.5%	(26)	-1.2%
Interest on fed funds sold and rev repos	6	10	8	(4)	-40.0%	(2)	-25.0%
Other interest income	330	327	332	3	0.9%	(2)	-0.6%
Total interest income-FTE	99,540	102,062	101,576	(2,522)	-2.5%	(2,036)	-2.0%
Interest on deposits	7,353	7,728	9,719	(375)	-4.9%	(2,366)	-24.3%
Interest on fed funds pch and repos	171	195	338	(24)	-12.3%	(167)	-49.4%
Other interest expense	1,414	1,418	1,553	(4)	-0.3%	(139)	-9.0%
Total interest expense	8,938	9,341	11,610	(403)	-4.3%	(2,672)	-23.0%
Net interest income-FTE	90,602	92,721	89,966	(2,119)	-2.3%	636	0.7%
Provision for loan losses, excluding acquired loans	3,293	6,073	7,537	(2,780)	-45.8%	(4,244)	-56.3%
Provision for acquired loan losses	(194)	624	-	(818)	n/m	(194)	n/m
Net interest income after provision-FTE	87,503	86,024	82,429	1,479	1.7%	5,074	6.2%
Service charges on deposit accounts	12,211	13,269	11,907	(1,058)	-8.0%	304	2.6%
Insurance commissions	6,606	6,076	6,512	530	8.7%	94	1.4%
Wealth management	5,501	5,223	5,986	278	5.3%	(485)	-8.1%
Bank card and other fees	7,364	7,112	6,475	252	3.5%	889	13.7%
Mortgage banking, net	7,295	6,038	4,722	1,257	20.8%	2,573	54.5%
Other, net	3,758	(4,928)	762	8,686	n/m	2,996	n/m
Nonint inc-excl sec gains, net	42,735	32,790	36,364	9,945	30.3%	6,371	17.5%
Security gains (losses), net	1,050	(11)	7	1,061	n/m	1,043	n/m
Total noninterest income	43,785	32,779	36,371	11,006	33.6%	7,414	20.4%
Salaries and employee benefits	46,432	45,616	44,036	816	1.8%	2,396	5.4%
Services and fees	10,747	11,323	10,270	(576)	-5.1%	477	4.6%
Net occupancy-premises	4,938	5,038	5,073	(100)	-2.0%	(135)	-2.7%
Equipment expense	4,912	5,139	5,144	(227)	-4.4%	(232)	-4.5%
FDIC assessment expense	1,775	1,484	2,750	291	19.6%	(975)	-35.5%
ORE/Foreclosure expense	3,902	2,760	3,213	1,142	41.4%	689	21.4%
Other expense	13,068	11,643	9,532	1,425	12.2%	3,536	37.1%
Total noninterest expense	85,774	83,003	80,018	2,771	3.3%	5,756	7.2%
Income before income taxes and tax eq adj	45,514	35,800	38,782	9,714	27.1%	6,732	17.4%
Tax equivalent adjustment	3,658	3,663	3,591	(5)	-0.1%	67	1.9%
Income before income taxes	41,856	32,137	35,191	9,719	30.2%	6,665	18.9%
Income taxes	11,536	7,879	11,178	3,657	46.4%	358	3.2%
Net income available to common shareholders	$30,320	$24,258	$24,013	$6,062	25.0%	$6,307	26.3%

Per common share data
Earnings per share - basic	$0.47	$0.38	$0.38	$0.09	23.7%	$0.09	23.7%

Earnings per share - diluted	$0.47	$0.38	$0.37	$0.09	23.7%	$0.10	27.0%

Dividends per share	$0.23	$0.23	$0.23	$-	0.0%	$-	0.0%

Weighted average common shares outstanding
Basic	64,297,038	64,122,188	63,950,461

Diluted	64,477,277	64,330,242	64,181,752

Period end common shares outstanding	64,765,581	64,142,498	63,987,064

OTHER FINANCIAL DATA
Return on common equity	9.93%	7.87%	8.40%
Return on average tangible common equity	13.41%	10.70%	11.65%
Return on equity	9.93%	7.87%	8.40%
Return on assets	1.25%	1.00%	1.02%
Interest margin - Yield - FTE	4.60%	4.71%	4.86%
Interest margin - Cost	0.41%	0.43%	0.56%
Net interest margin - FTE	4.19%	4.28%	4.30%
Efficiency ratio (1)	63.70%	66.13%	63.34%
Full-time equivalent employees	2,611	2,537	2,489

COMMON STOCK PERFORMANCE
Market value-Close	$24.98	$24.29	$23.42
Common book value	$19.17	$18.94	$18.13
Tangible common book value	$14.38	$14.18	$13.34

(1) - Excludes nonrecurring income and expense items such as securities gains or losses, bargain purchase gains and one-time acquisition related transaction expenses.

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES CONSOLIDATED FINANCIAL INFORMATION March 31, 2012 ($ in thousands) (unaudited)

	Quarter Ended			Linked Quarter		Year over Year
NONPERFORMING ASSETS (1)	3/31/2012	12/31/2011	3/31/2011	$ Change	% Change	$ Change	% Change
Nonaccrual loans
Florida	$22,174	$23,002	$44,548	$(828)	-3.6%	$(22,374)	-50.2%
Mississippi (2)	48,648	46,746	40,226	1,902	4.1%	8,422	20.9%
Tennessee (3)	13,972	15,791	13,886	(1,819)	-11.5%	86	0.6%
Texas	20,979	24,919	28,130	(3,940)	-15.8%	(7,151)	-25.4%
Total nonaccrual loans	105,773	110,458	126,790	(4,685)	-4.2%	(21,017)	-16.6%
Other real estate
Florida	26,226	29,963	31,339	(3,737)	-12.5%	(5,113)	-16.3%
Mississippi (2)	19,240	19,483	22,084	(243)	-1.2%	(2,844)	-12.9%
Tennessee (3)	17,665	16,879	16,920	786	4.7%	745	4.4%
Texas	12,611	12,728	18,855	(117)	-0.9%	(6,244)	-33.1%
Total other real estate	75,742	79,053	89,198	(3,311)	-4.2%	(13,456)	-15.1%
Total nonperforming assets	$181,515	$189,511	$215,988	$(7,996)	-4.2%	$(34,473)	-16.0%

LOANS PAST DUE OVER 90 DAYS (4)
LHFI	$1,553	$4,230	$5,010	$(2,677)	-63.3%	$(3,457)	-69.0%

LHFS-Guaranteed GNMA serviced loans
(no obligation to repurchase)	$39,496	$39,379	$19,808	$117	0.3%	$19,688	99.4%

	Quarter Ended			Linked Quarter		Year over Year
ALLOWANCE FOR LOAN LOSSES (4)	3/31/2012	12/31/2011	3/31/2011	$ Change	% Change	$ Change	% Change
Beginning Balance	$89,518	$89,463	$93,510	$55	0.1%	$(3,992)	-4.3%
Provision for loan losses	3,293	6,073	7,537	(2,780)	-45.8%	(4,244)	-56.3%
Charge-offs	(5,376)	(8,457)	(11,132)	3,081	-36.4%	5,756	-51.7%
Recoveries	3,444	2,439	3,483	1,005	41.2%	(39)	-1.1%
Net charge-offs	(1,932)	(6,018)	(7,649)	4,086	-67.9%	5,717	-74.7%
Ending Balance	$90,879	$89,518	$93,398	$1,361	1.5%	$(2,519)	-2.7%

PROVISION FOR LOAN LOSSES (4)
Florida	$739	$4,797	$3,024	$(4,058)	-84.6%	$(2,285)	-75.6%
Mississippi (2)	4,152	3,783	1,071	369	9.8%	3,081	n/m
Tennessee (3)	(29)	(885)	1,619	856	-96.7%	(1,648)	n/m
Texas	(1,569)	(1,622)	1,823	53	-3.3%	(3,392)	n/m
Total provision for loan losses	$3,293	$6,073	$7,537	$(2,780)	-45.8%	$(4,244)	-56.3%

NET CHARGE-OFFS (4)
Florida	$1,495	$2,576	$5,478	$(1,081)	-42.0%	$(3,983)	-72.7%
Mississippi (2)	251	2,556	410	(2,305)	-90.2%	(159)	-38.8%
Tennessee (3)	223	773	979	(550)	-71.2%	(756)	-77.2%
Texas	(37)	113	782	(150)	n/m	(819)	n/m
Total net charge-offs	$1,932	$6,018	$7,649	$(4,086)	-67.9%	$(5,717)	-74.7%

CREDIT QUALITY RATIOS (1)
Net charge offs/average loans	0.13%	0.40%	0.51%
Provision for loan losses/average loans	0.22%	0.40%	0.50%
Nonperforming loans/total loans (incl LHFS)	1.76%	1.82%	2.09%
Nonperforming assets/total loans (incl LHFS)	3.02%	3.12%	3.55%
Nonperforming assets/total loans (incl LHFS) +ORE	2.99%	3.08%	3.50%
ALL/total loans (excl LHFS)	1.57%	1.53%	1.57%
ALL-commercial/total commercial loans	1.97%	1.91%	1.98%
ALL-consumer/total consumer and home mortgage loans	0.75%	0.76%	0.76%
ALL/nonperforming loans	85.92%	81.04%	73.66%
ALL/nonperforming loans -
(excl impaired loans)	181.11%	194.19%	215.40%

CAPITAL RATIOS
Total equity/total assets	12.50%	12.49%	12.19%
Common equity/total assets	12.50%	12.49%	12.19%
Tangible common equity/tangible assets	9.68%	9.66%	9.27%
Tangible common equity/risk-weighted assets	13.89%	13.83%	13.06%
Tier 1 leverage ratio	10.55%	10.43%	10.10%
Tier 1 common risk-based capital ratio	13.98%	13.90%	13.32%
Tier 1 risk-based capital ratio	14.87%	14.81%	14.24%
Total risk-based capital ratio	16.72%	16.67%	16.25%

(1) - Excludes Acquired Loans and Covered Other Real Estate
(2) - Mississippi includes Central and Southern Mississippi Regions
(3) - Tennessee includes Memphis, Tennessee and Northern Mississippi Regions
(4) - Excludes Acquired Loans

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES CONSOLIDATED FINANCIAL INFORMATION March 31, 2012 ($ in thousands) (unaudited)

	Quarter Ended
AVERAGE BALANCES	3/31/2012	12/31/2011	9/30/2011	6/30/2011	3/31/2011
Securities AFS-taxable	$2,327,572	$2,241,361	$2,150,117	$2,142,978	$2,050,502
Securities AFS-nontaxable	160,870	164,057	170,714	151,471	144,921
Securities HTM-taxable	33,270	41,106	52,868	73,739	97,710
Securities HTM-nontaxable	21,598	22,664	24,062	25,797	27,099
Total securities	2,543,310	2,469,188	2,397,761	2,393,985	2,320,232
Loans (including loans held for sale)	6,014,133	5,999,221	5,985,730	6,044,232	6,107,025
Acquired loans:
Noncovered loans	19,931	-	-	-	-
Covered loans	75,612	77,934	83,811	77,858	-
Fed funds sold and rev repos	9,568	10,516	5,801	6,807	8,359
Other earning assets	34,102	34,859	32,327	32,028	47,851
Total earning assets	8,696,656	8,591,718	8,505,430	8,554,910	8,483,467
Allowance for loan losses	(92,062)	(90,857)	(88,888)	(94,771)	(96,065)
Cash and due from banks	232,139	221,278	216,134	216,483	222,380
Other assets	918,273	914,468	939,780	937,503	899,524
Total assets	$9,755,006	$9,636,607	$9,572,456	$9,614,125	$9,509,306

Interest-bearing demand deposits	$1,545,045	$1,511,422	$1,558,318	$1,579,894	$1,465,390
Savings deposits	2,339,166	2,067,431	2,133,437	2,277,220	2,045,874
Time deposits less than $100,000	1,190,888	1,212,190	1,232,374	1,255,496	1,210,219
Time deposits of $100,000 or more	825,214	844,565	877,951	904,106	876,975
Total interest-bearing deposits	5,900,313	5,635,608	5,802,080	6,016,716	5,598,458
Fed funds purchased and repos	437,270	526,740	462,294	396,618	647,881
Short-term borrowings	84,797	141,600	85,678	92,077	254,451
Long-term FHLB advances	-	197	2,413	2,333	-
Subordinated notes	49,842	49,833	49,825	49,817	49,809
Junior subordinated debt securities	61,856	61,856	61,856	61,856	61,856
Total interest-bearing liabilities	6,534,078	6,415,834	6,464,146	6,619,417	6,612,455
Noninterest-bearing deposits	1,869,758	1,897,398	1,811,472	1,714,778	1,620,554
Other liabilities	122,668	100,274	85,404	98,154	116,399
Total liabilities	8,526,504	8,413,506	8,361,022	8,432,349	8,349,408
Shareholders' equity	1,228,502	1,223,101	1,211,434	1,181,776	1,159,898
Total liabilities and equity	$9,755,006	$9,636,607	$9,572,456	$9,614,125	$9,509,306

PERIOD END BALANCES	3/31/2012	12/31/2011	9/30/2011	6/30/2011	3/31/2011
Cash and due from banks	$213,500	$202,625	$245,132	$221,853	$193,087
Fed funds sold and rev repos	6,301	9,258	8,810	4,576	1,726
Securities available for sale	2,595,664	2,468,993	2,476,905	2,399,042	2,309,704
Securities held to maturity	52,010	57,705	71,046	87,923	110,054
Loans held for sale (LHFS)	227,449	216,553	210,269	123,244	112,981
Loans held for investment (LHFI)	5,774,753	5,857,484	5,783,712	5,906,316	5,964,089
Allowance for loan losses	(90,879)	(89,518)	(89,463)	(86,846)	(93,398)
Net LHFI	5,683,874	5,767,966	5,694,249	5,819,470	5,870,691
Acquired loans:
Noncovered loans	100,669	-	-	-	-
Covered loans	74,419	76,804	79,064	88,558	-
Allowance for loan losses, acquired loans	(773)	(502)	-	-	-
Net acquired loans	174,315	76,302	79,064	88,558	-
Net LHFI and acquired loans	5,858,189	5,844,268	5,773,313	5,908,028	5,870,691
Premises and equipment, net	156,158	142,582	141,639	140,640	141,524
Mortgage servicing rights	45,893	43,274	43,659	50,111	53,598
Goodwill	291,104	291,104	291,104	291,104	291,104
Identifiable intangible assets	18,821	14,076	14,861	15,651	15,532
Other real estate, excluding covered other real estate	75,742	79,053	89,597	89,999	89,198
Covered other real estate	5,824	6,331	7,197	7,485	-
FDIC indemnification asset	28,260	28,348	33,436	33,327	-
Other assets	356,678	322,837	298,953	325,468	325,263
Total assets	$9,931,593	$9,727,007	$9,705,921	$9,698,451	$9,514,462

Deposits:
Noninterest-bearing	$2,024,290	$2,033,442	$1,871,040	$1,806,908	$1,668,104
Interest-bearing	6,066,456	5,532,921	5,698,684	5,825,426	5,758,170
Total deposits	8,090,746	7,566,363	7,569,724	7,632,334	7,426,274
Fed funds purchased and repos	254,878	604,500	576,672	539,693	550,919
Short-term borrowings	82,023	87,628	98,887	90,156	154,585
Long-term FHLB advances	-	-	741	2,794	-
Subordinated notes	49,847	49,839	49,831	49,823	49,814
Junior subordinated debt securities	61,856	61,856	61,856	61,856	61,856
Other liabilities	150,723	141,784	126,604	129,025	110,785
Total liabilities	8,690,073	8,511,970	8,484,315	8,505,681	8,354,233
Common stock	13,494	13,364	13,359	13,359	13,333
Capital surplus	282,388	266,026	264,750	263,940	260,297
Retained earnings	944,101	932,526	923,891	911,797	898,222
Accum other comprehensive
income (loss), net of tax	1,537	3,121	19,606	3,674	(11,623)
Total shareholders' equity	1,241,520	1,215,037	1,221,606	1,192,770	1,160,229
Total liabilities and equity	$9,931,593	$9,727,007	$9,705,921	$9,698,451	$9,514,462

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES CONSOLIDATED FINANCIAL INFORMATION March 31, 2012 ($ in thousands except per share data) (unaudited)

	Quarter Ended
INCOME STATEMENTS	3/31/2012	12/31/2011	9/30/2011	6/30/2011	3/31/2011
Interest and fees on loans-FTE	$78,718	$82,230	$79,256	$80,202	$79,116
Interest on securities-taxable	18,384	17,362	18,115	20,374	19,992
Interest on securities-tax exempt-FTE	2,102	2,133	2,155	2,115	2,128
Interest on fed funds sold and rev repos	6	10	5	7	8
Other interest income	330	327	329	333	332
Total interest income-FTE	99,540	102,062	99,860	103,031	101,576
Interest on deposits	7,353	7,728	8,911	9,936	9,719
Interest on fed funds pch and repos	171	195	216	216	338
Other interest expense	1,414	1,418	1,386	1,420	1,553
Total interest expense	8,938	9,341	10,513	11,572	11,610
Net interest income-FTE	90,602	92,721	89,347	91,459	89,966
Provision for loan losses, excluding acquired loans	3,293	6,073	7,978	8,116	7,537
Provision for acquired loan losses	(194)	624	-	-	-
Net interest income after provision-FTE	87,503	86,024	81,369	83,343	82,429
Service charges on deposit accounts	12,211	13,269	13,680	12,851	11,907
Insurance commissions	6,606	6,076	7,516	6,862	6,512
Wealth management	5,501	5,223	5,993	5,760	5,986
Bank card and other fees	7,364	7,112	7,033	6,854	6,475
Mortgage banking, net	7,295	6,038	9,783	6,269	4,722
Other, net	3,758	(4,928)	234	7,785	762
Nonint inc-excl sec gains, net	42,735	32,790	44,239	46,381	36,364
Security gains (losses), net	1,050	(11)	33	51	7
Total noninterest income	43,785	32,779	44,272	46,432	36,371
Salaries and employee benefits	46,432	45,616	44,701	44,203	44,036
Services and fees	10,747	11,323	11,485	10,780	10,270
Net occupancy-premises	4,938	5,038	5,093	5,050	5,073
Equipment expense	4,912	5,139	5,038	4,856	5,144
FDIC assessment expense	1,775	1,484	1,812	1,938	2,750
ORE/Foreclosure expense	3,902	2,760	5,616	4,704	3,213
Other expense	13,068	11,643	11,736	9,817	9,532
Total noninterest expense	85,774	83,003	85,481	81,348	80,018
Income before income taxes and tax eq adj	45,514	35,800	40,160	48,427	38,782
Tax equivalent adjustment	3,658	3,663	3,667	3,629	3,591
Income before income taxes	41,856	32,137	36,493	44,798	35,191
Income taxes	11,536	7,879	9,525	13,196	11,178
Net income available to common shareholders	$30,320	$24,258	$26,968	$31,602	$24,013

Per common share data
Earnings per share - basic	$0.47	$0.38	$0.42	$0.49	$0.38

Earnings per share - diluted	$0.47	$0.38	$0.42	$0.49	$0.37

Dividends per share	$0.23	$0.23	$0.23	$0.23	$0.23

Weighted average common shares outstanding
Basic	64,297,038	64,122,188	64,119,235	64,072,047	63,950,461

Diluted	64,477,277	64,330,242	64,310,453	64,281,348	64,181,752

Period end common shares outstanding	64,765,581	64,142,498	64,119,235	64,119,235	63,987,064

OTHER FINANCIAL DATA
Return on common equity	9.93%	7.87%	8.83%	10.73%	8.40%
Return on average tangible common equity	13.41%	10.70%	12.04%	14.71%	11.65%
Return on equity	9.93%	7.87%	8.83%	10.73%	8.40%
Return on assets	1.25%	1.00%	1.12%	1.32%	1.02%
Interest margin - Yield - FTE	4.60%	4.71%	4.66%	4.83%	4.86%
Interest margin - Cost	0.41%	0.43%	0.49%	0.54%	0.56%
Net interest margin - FTE	4.19%	4.28%	4.17%	4.29%	4.30%
Efficiency ratio (1)	63.70%	66.13%	63.99%	62.39%	63.34%
Full-time equivalent employees	2,611	2,537	2,542	2,575	2,489

COMMON STOCK PERFORMANCE
Market value-Close	$24.98	$24.29	$18.15	$23.41	$23.42
Common book value	$19.17	$18.94	$19.05	$18.60	$18.13
Tangible common book value	$14.38	$14.18	$14.28	$13.82	$13.34

(1) - Excludes nonrecurring income and expense items such as securities gains or losses, bargain purchase gains and one-time acquisition related transaction expenses.

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES CONSOLIDATED FINANCIAL INFORMATION March 31, 2012 ($ in thousands) (unaudited)

	Quarter Ended
NONPERFORMING ASSETS (1)	3/31/2012	12/31/2011	9/30/2011	6/30/2011	3/31/2011
Nonaccrual loans
Florida	$22,174	$23,002	$27,263	$30,752	$44,548
Mississippi (2)	48,648	46,746	44,825	47,802	40,226
Tennessee (3)	13,972	15,791	14,575	17,564	13,886
Texas	20,979	24,919	12,915	24,900	28,130
Total nonaccrual loans	105,773	110,458	99,578	121,018	126,790
Other real estate
Florida	26,226	29,963	29,949	33,823	31,339
Mississippi (2)	19,240	19,483	21,027	22,921	22,084
Tennessee (3)	17,665	16,879	17,940	15,760	16,920
Texas	12,611	12,728	20,681	17,495	18,855
Total other real estate	75,742	79,053	89,597	89,999	89,198
Total nonperforming assets	$181,515	$189,511	$189,175	$211,017	$215,988

LOANS PAST DUE OVER 90 DAYS (4)
LHFI	$1,553	$4,230	$3,166	$6,993	$5,010

LHFS-Guaranteed GNMA serviced loans
(no obligation to repurchase)	$39,496	$39,379	$32,956	$24,708	$19,808

	Quarter Ended
ALLOWANCE FOR LOAN LOSSES (4)	3/31/2012	12/31/2011	9/30/2011	6/30/2011	3/31/2011
Beginning Balance	$89,518	$89,463	$86,846	$93,398	$93,510
Provision for loan losses	3,293	6,073	7,978	8,116	7,537
Charge-offs	(5,376)	(8,457)	(8,675)	(17,505)	(11,132)
Recoveries	3,444	2,439	3,314	2,837	3,483
Net charge-offs	(1,932)	(6,018)	(5,361)	(14,668)	(7,649)
Ending Balance	$90,879	$89,518	$89,463	$86,846	$93,398

PROVISION FOR LOAN LOSSES (4)
Florida	$739	$4,797	$3,046	$5,633	$3,024
Mississippi (2)	4,152	3,783	3,732	1,331	1,071
Tennessee (3)	(29)	(885)	(105)	157	1,619
Texas	(1,569)	(1,622)	1,305	995	1,823
Total provision for loan losses	$3,293	$6,073	$7,978	$8,116	$7,537

NET CHARGE-OFFS (4)
Florida	$1,495	$2,576	$2,909	$7,880	$5,478
Mississippi (2)	251	2,556	1,988	3,401	410
Tennessee (3)	223	773	499	324	979
Texas	(37)	113	(35)	3,063	782
Total net charge-offs	$1,932	$6,018	$5,361	$14,668	$7,649

CREDIT QUALITY RATIOS (1)
Net charge offs/average loans	0.13%	0.40%	0.36%	0.97%	0.51%
Provision for loan losses/average loans	0.22%	0.40%	0.53%	0.54%	0.50%
Nonperforming loans/total loans (incl LHFS)	1.76%	1.82%	1.66%	2.01%	2.09%
Nonperforming assets/total loans (incl LHFS)	3.02%	3.12%	3.16%	3.50%	3.55%
Nonperforming assets/total loans (incl LHFS) +ORE	2.99%	3.08%	3.11%	3.45%	3.50%
ALL/total loans (excl LHFS)	1.57%	1.53%	1.55%	1.47%	1.57%
ALL-commercial/total commercial loans	1.97%	1.91%	1.94%	1.84%	1.98%
ALL-consumer/total consumer and home mortgage loans	0.75%	0.76%	0.76%	0.76%	0.76%
ALL/nonperforming loans	85.92%	81.04%	89.84%	71.76%	73.66%
ALL/nonperforming loans -
(excl impaired loans)	181.11%	194.19%	248.82%	181.95%	215.40%

CAPITAL RATIOS
Total equity/total assets	12.50%	12.49%	12.59%	12.30%	12.19%
Common equity/total assets	12.50%	12.49%	12.59%	12.30%	12.19%
Tangible common equity/tangible assets	9.68%	9.66%	9.74%	9.43%	9.27%
Tangible common equity/risk-weighted assets	13.89%	13.83%	14.04%	13.51%	13.06%
Tier 1 leverage ratio	10.55%	10.43%	10.38%	10.18%	10.10%
Tier 1 common risk-based capital ratio	13.98%	13.90%	13.84%	13.55%	13.32%
Tier 1 risk-based capital ratio	14.87%	14.81%	14.76%	14.46%	14.24%
Total risk-based capital ratio	16.72%	16.67%	16.78%	16.47%	16.25%

(1) - Excludes Acquired Loans and Covered Other Real Estate
(2) - Mississippi includes Central and Southern Mississippi Regions
(3) - Tennessee includes Memphis, Tennessee and Northern Mississippi Regions
(4) - Excludes Acquired Loans

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIALS March 31, 2012 ($ in thousands) (unaudited)

Note 1 – Business Combinations

Bay Bank & Trust Company

On March 16, 2012, Trustmark National Bank (TNB) completed its merger with Bay Bank & Trust Co. (Bay Bank), a 76-year old financial institution headquartered in Panama City, Florida.  Trustmark acquired all outstanding common stock of Bay Bank for approximately $22 million in cash and stock, comprised of $10 million in cash and the issuance of approximately 510 thousand shares of Trustmark common stock valued at $12 million.  This acquisition was accounted for under the acquisition method in accordance with FASB ASC Topic 805, “Business Combinations.”  Accordingly, the assets and liabilities, both tangible and intangible, are recorded at their estimated fair values as of the acquisition date.  The purchase price allocation is deemed preliminary as of March 31, 2012 and is expected to be finalized in the second quarter of 2012.

The statement of assets purchased and liabilities assumed in the Bay Bank acquisition is presented below at their estimated fair values as of the acquisition date of March 16, 2012 ($ in thousands):

Assets
Cash and due from banks	$88,154
Securities available for sale	26,369
Acquired noncovered loans	98,053
Premises and equipment, net	9,466
Identifiable intangible assets	5,454
Other real estate	2,569
Other assets	4,014
Total Assets	234,079

Liabilities
Deposits	208,796
Other liabilities	526
Total Liabilities	209,322

Net assets acquired at fair value	24,757
Consideration paid to Bay Bank	22,003

Bargain purchase gain	2,754
Income taxes	-
Bargain purchase gain, net of taxes	$2,754

The preliminary bargain purchase gain represents the excess of the net of the estimated fair value of the assets acquired and liabilities assumed over the consideration paid to Bay Bank.  The gain of $2.8 million recognized by Trustmark is considered a gain from a bargain purchase under FASB ASC Topic 805.  The gain was recognized as other noninterest income in Trustmark’s consolidated statements of income for the three months ended March 31, 2012.  Included in noninterest expense are one-time Bay Bank transaction expenses totaling approximately $2.6 million (change in control and severance expense of $672 thousand included in salaries and benefits; contract termination and other expenses of $1.9 million included in other expense).

All loans acquired from Bay Bank, with the exception of revolving credit agreements, were evaluated under a fair value process involving various degrees of deterioration in credit quality since origination, and also for those loans for which it was probable at acquisition that TNB would not be able to collect all contractually required payments.  These loans are referred to as acquired impaired loans and are accounted for in accordance with FASB ASC Topic 310-30, “Loans and Debt Securities Acquired with Deteriorated Credit Quality.”

The operations of Bay Bank are included in TNB’s operating results from March 16, 2012 and did not have a material impact on TNB’s results of operations.

Heritage Banking Group

On April 15, 2011, the Mississippi Department of Banking and Consumer Finance closed the Heritage Banking Group (Heritage), a 90-year old financial institution headquartered in Carthage, Mississippi, and appointed the Federal Deposit Insurance Corporation (FDIC) as receiver.  On the same date, Trustmark National Bank (TNB) entered into a purchase and assumption agreement with the FDIC in which TNB agreed to assume all of the deposits and purchased essentially all of the assets of Heritage.  The FDIC and TNB entered into a loss-share transaction on approximately $151.9 million of Heritage assets, which covers substantially all loans and all other real estate.  Under the loss-share agreement, the FDIC will cover 80% of covered loan and other real estate losses incurred.  Because of the loss protection provided by the FDIC, the risk characteristics of the Heritage loans and other real estate covered by the loss-share agreement are significantly different from those assets not covered by this agreement.  As a result, Trustmark will refer to loans and other real estate subject to the loss-share agreement as “covered” while loans and other real estate that are not subject to the loss-share agreement will be referred to as “noncovered” or “excluding covered.”  The loss-share agreement applicable to single family residential mortgage loans and related foreclosed real estate provides for FDIC loss sharing and TNB’s reimbursement to the FDIC for recoveries of covered losses for ten years from the date on which the loss-share agreement was entered.  The loss-share agreement applicable to commercial loans and related foreclosed real estate provides for FDIC loss sharing for five years from the date on which the loss-share agreement was entered and TNB’s reimbursement to the FDIC for recoveries of covered losses for an additional three years thereafter.

The assets purchased and liabilities assumed for the Heritage acquisition have been accounted for under the acquisition method of accounting (formerly the purchase method).  The assets and liabilities, both tangible and intangible, are recorded at their estimated fair values as of the acquisition date.  The fair value amounts are subject to change for up to one year after the closing date as additional information relating to closing date fair values becomes available.  The amounts are also subject to adjustments based upon final settlement with the FDIC.

TRUSTMARK CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIALS March 31, 2012 ($ in thousands) (unaudited)

Note 1 – Business Combinations (continued)

The bargain purchase gain from the Heritage acquisition represents the net of the estimated fair value of the assets acquired and liabilities assumed and is influenced significantly by the FDIC-assisted transaction process.  Under the FDIC-assisted transaction process, only certain assets and liabilities are transferred to the acquirer and, depending on the nature and amount of the acquirer's bid, the FDIC may be required to make a cash payment to the acquirer.  The pretax gain of $7.5 million ($4.6 million after tax) recognized by TNB is considered a bargain purchase transaction under FASB ASC Topic 805.  The gain was recognized as other noninterest income in Trustmark’s consolidated statements of income for the three months ended June 30, 2011.

During the first quarter of 2012, the operations of Heritage included total revenues of $3.1 million and net income available to shareholders of $1.7 million.

Note 2 - Securities Available for Sale and Held to Maturity

The following table is a summary of the estimated fair value of securities available for sale and the amortized cost of securities held to maturity ($ in thousands):

	3/31/2012	12/31/2011	9/30/2011	6/30/2011	3/31/2011
SECURITIES AVAILABLE FOR SALE
U.S. Government agency obligations
Issued by U.S. Government agencies	$31	$3	$5	$7	$10
Issued by U.S. Government sponsored agencies	101,941	64,802	61,870	102,940	136,168
Obligations of states and political subdivisions	208,234	202,827	207,781	186,034	161,909
Mortgage-backed securities
Residential mortgage pass-through securities
Guaranteed by GNMA	20,064	12,445	14,637	14,990	12,079
Issued by FNMA and FHLMC	286,169	347,932	400,589	413,493	417,022
Other residential mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	1,619,920	1,614,965	1,579,698	1,556,676	1,486,872
Commercial mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	330,318	226,019	212,325	124,902	95,644
Asset-backed securities / structured financial products	23,693	-	-	-	-
Corporate debt securities	5,294	-	-	-	-
Total securities available for sale	$2,595,664	$2,468,993	$2,476,905	$2,399,042	$2,309,704

SECURITIES HELD TO MATURITY
Obligations of states and political subdivisions	$40,393	$42,619	$43,246	$46,931	$49,129
Mortgage-backed securities
Residential mortgage pass-through securities
Guaranteed by GNMA	4,089	4,538	5,291	5,547	5,650
Issued by FNMA and FHLMC	586	588	753	753	759
Other residential mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	4,743	7,749	19,534	32,456	52,272
Commercial mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	2,199	2,211	2,222	2,236	2,244
Total securities held to maturity	$52,010	$57,705	$71,046	$87,923	$110,054

Management continues to focus on asset quality as one of the strategic goals of the securities portfolio, which is evidenced by the investment of approximately 90% of the portfolio in U.S. Government agency-backed obligations and other AAA rated securities.  None of the securities owned by Trustmark are collateralized by assets which are considered sub-prime. Furthermore, outside of membership in the Federal Home Loan Bank of Dallas or the Federal Reserve Bank, Trustmark does not hold any equity investment in government sponsored entities.

TRUSTMARK CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIALS March 31, 2012 ($ in thousands) (unaudited)

Note 3 – Loan Composition

LHFI BY TYPE (excluding acquired loans)	3/31/2012	12/31/2011	9/30/2011	6/30/2011	3/31/2011
Loans secured by real estate:
Construction, land development and other land loans	$465,486	$474,082	$481,821	$510,867	$552,956
Secured by 1-4 family residential properties	1,722,357	1,760,930	1,717,366	1,737,744	1,737,018
Secured by nonfarm, nonresidential properties	1,419,902	1,425,774	1,437,573	1,457,328	1,488,711
Other real estate secured	199,400	204,849	207,984	208,797	216,986
Commercial and industrial loans	1,142,813	1,139,365	1,083,753	1,082,127	1,082,258
Consumer loans	210,713	243,756	268,002	332,032	357,870
Other loans	614,082	608,728	587,213	577,421	528,290
LHFI	5,774,753	5,857,484	5,783,712	5,906,316	5,964,089
Allowance for loan losses	(90,879)	(89,518)	(89,463)	(86,846)	(93,398)
Net LHFI	$5,683,874	$5,767,966	$5,694,249	$5,819,470	$5,870,691

ACQUIRED NONCOVERED LOANS BY TYPE	3/31/2012	12/31/2011	9/30/2011	6/30/2011	3/31/2011
Loans secured by real estate:
Construction, land development and other land loans	$14,346	$-	$-	$-	$-
Secured by 1-4 family residential properties	20,409	-	-	-	-
Secured by nonfarm, nonresidential properties	54,954	-	-	-	-
Other real estate secured	695	-	-	-	-
Commercial and industrial loans	5,732	-	-	-	-
Consumer loans	4,188	-	-	-	-
Other loans	345	-	-	-	-
Noncovered loans	100,669	-	-	-	-
Allowance for loan losses	-	-	-	-	-
Net noncovered loans	$100,669	$-	$-	$-	$-

ACQUIRED COVERED LOANS BY TYPE	3/31/2012	12/31/2011	9/30/2011	6/30/2011	3/31/2011
Loans secured by real estate:
Construction, land development and other land loans	$3,940	$4,209	$4,024	$8,477	$-
Secured by 1-4 family residential properties	30,221	31,874	32,735	32,124	-
Secured by nonfarm, nonresidential properties	30,737	30,889	33,601	35,846	-
Other real estate secured	5,087	5,126	5,294	5,363	-
Commercial and industrial loans	2,768	2,971	1,772	5,570	-
Consumer loans	206	290	158	163	-
Other loans	1,460	1,445	1,480	1,015	-
Covered loans	74,419	76,804	79,064	88,558	-
Allowance for loan losses	(773)	(502)	-	-	-
Net covered loans	$73,646	$76,302	$79,064	$88,558	$-

TRUSTMARK CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIALS March 31, 2012 ($ in thousands) (unaudited)

Note 3 – Loan Composition (continued)
	March 31, 2012
LHFI - COMPOSITION BY REGION (1)	Total	Florida	Mississippi (Central and Southern Regions)	Tennessee (Memphis, TN and Northern MS Regions)	Texas
Loans secured by real estate:
Construction, land development and other land loans	$465,486	$92,043	$227,611	$31,828	$114,004
Secured by 1-4 family residential properties	1,722,357	57,943	1,492,158	142,489	29,767
Secured by nonfarm, nonresidential properties	1,419,902	159,139	768,969	173,542	318,252
Other real estate secured	199,400	10,548	141,826	5,208	41,818
Commercial and industrial loans	1,142,813	14,406	778,648	84,944	264,815
Consumer loans	210,713	1,477	185,666	19,714	3,856
Other loans	614,082	26,992	518,899	21,119	47,072
Loans	$5,774,753	$362,548	$4,113,777	$478,844	$819,584

CONSTRUCTION, LAND DEVELOPMENT AND OTHER LAND LOANS BY REGION (1)
Lots	$61,861	$36,801	$19,116	$1,623	$4,321
Development	107,615	10,782	57,977	6,226	32,630
Unimproved land	162,187	42,841	71,765	17,440	30,141
1-4 family construction	73,306	1,336	57,945	2,688	11,337
Other construction	60,517	283	20,808	3,851	35,575
Construction, land development and other land loans	$465,486	$92,043	$227,611	$31,828	$114,004

LOANS SECURED BY NONFARM, NONRESIDENTIAL PROPERTIES BY REGION (1)
Income producing:
Retail	$160,186	$41,273	$64,154	$24,139	$30,620
Office	140,505	38,167	73,839	11,208	17,291
Nursing homes/assisted living	107,520	-	97,919	4,330	5,271
Hotel/motel	85,042	10,702	29,195	17,690	27,455
Industrial	41,815	8,825	12,108	272	20,610
Health care	16,926	-	11,392	160	5,374
Convenience stores	9,289	198	4,278	1,492	3,321
Other	153,213	15,712	73,620	11,350	52,531
Total income producing loans	714,496	114,877	366,505	70,641	162,473

Owner-occupied:
Office	117,060	17,810	65,878	7,040	26,332
Churches	86,630	2,089	50,758	28,881	4,902
Industrial warehouses	94,367	2,404	54,740	488	36,735
Health care	92,994	10,563	47,973	16,723	17,735
Convenience stores	61,274	1,460	37,344	5,270	17,200
Retail	34,584	4,298	21,787	1,781	6,718
Restaurants	35,536	609	26,652	6,735	1,540
Auto dealerships	20,027	529	17,516	1,910	72
Other	162,934	4,500	79,816	34,073	44,545
Total owner-occupied loans	705,406	44,262	402,464	102,901	155,779

Loans secured by nonfarm, nonresidential properties	$1,419,902	$159,139	$768,969	$173,542	$318,252

(1) Excludes acquired loans.

TRUSTMARK CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIALS March 31, 2012 ($ in thousands) (unaudited)

Note 4 – Yields on Earning Assets and Interest-Bearing Liabilities

The following table illustrates the yields on earning assets by category as well as the rates paid on interest-bearing liabilities on a tax equivalent basis:

	Quarter Ended
	3/31/2012	12/31/2011	9/30/2011	6/30/2011	3/31/2011
Securities – Taxable	3.13%	3.02%	3.26%	3.69%	3.77%
Securities – Nontaxable	4.63%	4.53%	4.39%	4.79%	5.02%
Securities – Total	3.24%	3.13%	3.35%	3.77%	3.87%
Loans	5.18%	5.37%	5.18%	5.25%	5.25%
FF Sold & Rev Repo	0.25%	0.38%	0.34%	0.41%	0.39%
Other Earning Assets	3.89%	3.72%	4.04%	4.17%	2.81%
Total Earning Assets	4.60%	4.71%	4.66%	4.83%	4.86%

Interest-bearing Deposits	0.50%	0.54%	0.61%	0.66%	0.70%
FF Pch & Repo	0.16%	0.15%	0.19%	0.22%	0.21%
Other Borrowings	2.89%	2.22%	2.75%	2.76%	1.72%
Total Interest-bearing Liabilities	0.55%	0.58%	0.65%	0.70%	0.71%

Net interest margin	4.19%	4.28%	4.17%	4.29%	4.30%

The net interest margin for the first quarter of 2012 totaled 4.19% compared to a core net interest margin in the prior quarter of 4.10% resulting in an increase of nine basis points.  The increase is primarily due to decelerated premium amortization from the investment portfolio, improved accreted yield from acquired covered loans, as well as a modest decline in the cost of interest-bearing liabilities.  During the fourth quarter of 2011, net interest income included $3.8 million associated with the re-estimation of cash flows on acquired covered loans required by FASB ASC 310-30 accounting guidelines.  This re-estimation increased the fourth quarter net interest margin by 18 basis points.

Note 5 – Mortgage Banking

Trustmark utilizes a portfolio of exchange-traded derivative instruments, such as Treasury note futures contracts and option contracts, to achieve a fair value return that offsets the changes in fair value of MSR attributable to interest rates. These transactions are considered freestanding derivatives that do not otherwise qualify for hedge accounting.  Changes in the fair value of these exchange-traded derivative instruments are recorded in noninterest income in mortgage banking, net and are offset by the changes in the fair value of MSR.  The MSR fair value represents the present value of future cash flows, which among other things includes decay and the effect of changes in interest rates.  Ineffectiveness of hedging the MSR fair value is measured by comparing the total hedge cost to the changes in the fair value of the MSR asset attributable to interest rate changes.  The impact of this strategy resulted in a net negative ineffectiveness of $1.0 million and a net positive ineffectiveness of $263 thousand for the quarters ended March 31, 2012 and 2011, respectively.

The following table illustrates the components of mortgage banking revenues included in noninterest income in the accompanying income statements:

	Quarter Ended
	3/31/2012	12/31/2011	9/30/2011	6/30/2011	3/31/2011
Mortgage servicing income, net	$3,886	$3,725	$3,738	$3,713	$3,614
Change in fair value-MSR from runoff	(2,106)	(2,122)	(2,039)	(1,455)	(1,291)
Gain on sales of loans, net	6,469	4,633	2,366	1,852	3,101
Other, net	64	133	2,926	448	(965)
Mortgage banking income before hedge ineffectiveness	8,313	6,369	6,991	4,558	4,459
Change in fair value-MSR from market changes	248	(2,842)	(7,614)	(4,931)	257
Change in fair value of derivatives	(1,266)	2,511	10,406	6,642	6
Net (negative) positive hedge ineffectiveness	(1,018)	(331)	2,792	1,711	263
Mortgage banking, net	$7,295	$6,038	$9,783	$6,269	$4,722

TRUSTMARK CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIALS March 31, 2012 ($ in thousands) (unaudited)

Note 6 – Other Noninterest Income and Expense

Other noninterest income consisted of the following for the periods presented ($ in thousands):

	Quarter Ended
	3/31/2012	12/31/2011	9/30/2011	6/30/2011	3/31/2011
Partnership amortization for tax credit purposes	$(1,422)	$(2,690)	$(1,417)	$(1,137)	$(1,122)
Bargain purchase gain on acquisition	2,754	-	-	7,456	-
Decrease in FDIC indemnification asset	(81)	(4,157)	-	-	-
Other miscellaneous income	2,507	1,919	1,651	1,466	1,884
Total other, net	$3,758	$(4,928)	$234	$7,785	$762

Trustmark invests in partnerships that provide income tax credits on a Federal and/or State basis (i.e., new market tax credits, low income housing tax credits or historical tax credits).  These investments are recorded based on the equity method of accounting, which requires the equity in partnership losses to be recognized when incurred and are recorded as a reduction in other income.  The income tax credits related to these partnerships are utilized as specifically allowed by income tax law and are recorded as a reduction in income tax expense.

As previously mentioned in Note 1 – Business Combinations, during the first quarter of 2012, other noninterest income included a bargain purchase gain which resulted from the acquisition of Bay Bank of $2.8 million.  In addition, during the fourth quarter of 2011, other noninterest income included a write-down of the FDIC indemnification asset of $4.2 million on acquired covered loans obtained from Heritage as a result of loan payoffs and improved cash flow projections and lower loss expectations for loan pools.

Other noninterest expense consisted of the following for the periods presented ($ in thousands):

	Quarter Ended
	3/31/2012	12/31/2011	9/30/2011	6/30/2011	3/31/2011
Loan expense	$5,525	$5,788	$4,632	$4,139	$3,670
One-time transaction expenses on acquisition	1,917	-	-	-	-
Amortization of intangibles	710	799	792	783	775
Other miscellaneous expense	4,916	5,056	6,312	4,895	5,087
Total other expense	$13,068	$11,643	$11,736	$9,817	$9,532

Note 7 – Non-GAAP Financial Measures

In addition to capital ratios defined by generally accepted accounting principles (GAAP) and banking regulators, Trustmark utilizes various tangible common equity measures when evaluating capital utilization and adequacy.  Tangible common equity, as defined by Trustmark, represents common equity less goodwill and identifiable intangible assets.

Trustmark believes these measures are important because they reflect the level of capital available to withstand unexpected market conditions. Additionally, presentation of these measures allows readers to compare certain aspects of Trustmark’s capitalization to other organizations.  These ratios differ from capital measures defined by banking regulators principally in that the numerator excludes shareholders’ equity associated with preferred securities, the nature and extent of which varies across organizations.

These calculations are intended to complement the capital ratios defined by GAAP and banking regulators.  Because GAAP does not include these capital ratio measures, Trustmark believes there are no comparable GAAP financial measures to these tangible common equity ratios.  Despite the importance of these measures to Trustmark, there are no standardized definitions for them and, as a result, Trustmark’s calculations may not be comparable with other organizations. Also there may be limits in the usefulness of these measures to investors. As a result, Trustmark encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure. The following table reconciles Trustmark’s calculation of these measures to amounts reported under GAAP.

TRUSTMARK CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIALS March 31, 2012 ($ in thousands) (unaudited)

Note 7 - Non-GAAP Financial Measures (continued)
			Quarter Ended
			3/31/2012	12/31/2011	9/30/2011	6/30/2011	3/31/2011
TANGIBLE COMMON EQUITY
AVERAGE BALANCES
Total shareholders' common equity			$1,228,502	$1,223,101	$1,211,434	$1,181,776	$1,159,898
Less:	Goodwill		(291,104)	(291,104)	(291,104)	(291,104)	(291,104)
	Identifiable intangible assets		(14,703)	(14,550)	(15,343)	(15,976)	(16,003)
Total average tangible common equity			$922,695	$917,447	$904,987	$874,696	$852,791

PERIOD END BALANCES
Total shareholders' common equity			$1,241,520	$1,215,037	$1,221,606	$1,192,770	$1,160,229
Less:	Goodwill		(291,104)	(291,104)	(291,104)	(291,104)	(291,104)
	Identifiable intangible assets		(18,821)	(14,076)	(14,861)	(15,651)	(15,532)
Total tangible common equity		(a)	$931,595	$909,857	$915,641	$886,015	$853,593

TANGIBLE ASSETS
Total assets			$9,931,593	$9,727,007	$9,705,291	$9,698,451	$9,514,462
Less:	Goodwill		(291,104)	(291,104)	(291,104)	(291,104)	(291,104)
	Identifiable intangible assets		(18,821)	(14,076)	(14,861)	(15,651)	(15,532)
Total tangible assets		(b)	$9,621,668	$9,421,827	$9,399,326	$9,391,696	$9,207,826

Risk-weighted assets		(c)	$6,707,026	$6,576,953	$6,522,468	$6,556,690	$6,536,056

NET INCOME ADJUSTED FOR INTANGIBLE AMORTIZATION
Net income available to common shareholders			$30,320	$24,258	$26,968	$31,602	$24,013
Plus:	Intangible amortization net of tax		438	493	489	483	480
Net income adjusted for intangible amortization			$30,758	$24,751	$27,457	$32,085	$24,493

Period end common shares outstanding		(d)	64,765,581	64,142,498	64,119,235	64,119,235	63,987,064

TANGIBLE COMMON EQUITY MEASUREMENTS
Return on average tangible common equity 1			13.41%	10.70%	12.04%	14.71%	11.65%
Tangible common equity/tangible assets		(a)/(b)	9.68%	9.66%	9.74%	9.43%	9.27%
Tangible common equity/risk-weighted assets		(a)/(c)	13.89%	13.83%	14.04%	13.51%	13.06%
Tangible common book value		(a)/(d)*1,000	$14.38	$14.18	$14.28	$13.82	$13.34

TIER 1 COMMON RISK-BASED CAPITAL
Total shareholders' equity			$1,241,520	$1,215,037	$1,221,606	$1,192,770	$1,160,229
Eliminate qualifying AOCI			(1,537)	(3,121)	(19,606)	(3,674)	11,623
Qualifying tier 1 capital			60,000	60,000	60,000	60,000	60,000
Disallowed goodwill			(291,104)	(291,104)	(291,104)	(291,104)	(291,104)
Adj to goodwill allowed for deferred taxes			11,978	11,625	11,273	10,920	10,568
Other disallowed intangibles			(18,821)	(14,076)	(14,861)	(15,651)	(15,532)
Disallowed servicing intangible			(4,589)	(4,327)	(4,366)	(5,011)	(5,360)
Total tier 1 capital			$997,447	$974,034	$962,942	$948,250	$930,424
Less:	Qualifying tier 1 capital		(60,000)	(60,000)	(60,000)	(60,000)	(60,000)
Total tier 1 common capital		(e)	$937,447	$914,034	$902,942	$888,250	$870,424

Tier 1 common risk-based capital ratio		(e)/(c)	13.98%	13.90%	13.84%	13.55%	13.32%

1 Calculation = ((net income adjusted for intangible amortization/number of days in period)*number of days in year)/total average tangible common equity